Exhibit 10.9

EXHIBIT A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

CELCUITY LLC

a Minnesota limited liability company

WARRANT TO PURCHASE

UNITS OF MEMBERSHIP INTEREST

Warrant No.:	AW-___
Name of Holder:	Cedar Point Capital, LLC
Warrant Issue Date:	________, 2017
No. of Warrant Units:	___________ Units
Warrant Exercise Price:	$0.21052 per Unit[1]
Expiration Date:	________, 2027

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the Holder named above, or its registered assigns, is entitled to subscribe for and purchase from Celcuity LLC, a Minnesota limited liability company, at any time after the date hereof up to and including 5:00 p.m. Minneapolis, Minnesota time on the Expiration Date set forth above, the number of fully paid and non-assessable Warrant Units in the Company at the Warrant Exercise Price set forth above, all subject to the terms and conditions set forth in this Warrant. The Warrant Exercise Price and the number of Warrant Units are subject to adjustment in accordance with the anti-dilution provisions of this Warrant.

1.          Definitions. Capitalized terms not defined elsewhere in this Warrant shall have the meanings set forth below.

(a)          “Agent” means Cedar Point Capital, LLC.

1 NTD: This is based on the $60 million valuation and 285,000,000 Units outstanding (exact number is 284,814,148 Units fully diluted as of 3.31.17).

(b)          “Common Units” shall mean Units of Membership Interest of the class and series authorized by the Company at the date of this Warrant. At the date hereof, the Company has authorized only one class and series of Units, and all Units outstanding at the date hereof are “Common Units” as defined herein.

(c)          “Company” means Celcuity LLC, a Minnesota limited liability company.

(d)          “Holder” means the Holder named above, any party who acquires all or a part of this Warrant as a registered transferee of the Holder, or any record holder or holders of Warrant Units issued upon exercise, whether in whole or in part, of this Warrant.

(e)          “Member Control Agreement” means the Amended and Restated Member Control Agreement, dated February 27, 2014, among the Company and its Members, as amended from time to time.

(f)          “Units” of “Membership Interest” are used to designate a person’s interest in the Company consisting of such person’s Financial Rights and/or Governance Rights as set forth in the Member Control Agreement.

(g)          “Warrant Units” mean the Common Units that may be acquired upon exercise of this Warrant.

2.          Exercise: Transferability.

(a)          Exercise. Subject to the provisions of Section 2(a)(ii) hereof, the rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional Warrant Unit), by written notice of exercise (in the form attached hereto) delivered to the Company at its principal office prior to the Expiration Date and accompanied or preceded by the surrender of this Warrant and a check in payment of the aggregate Warrant Exercise Price for the Warrant Units purchased upon such exercise.

(i)          The Company agrees that the Warrant Units purchased upon exercise of this Warrant shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Units as aforesaid. Subject to the provisions of Section 2(a)(ii), certificates for the Warrant Units so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Units, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

(ii)         Notwithstanding the foregoing, the Company shall not be required to deliver any certificate for Warrant Units upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or effective registrations under applicable securities laws. The Holder exercising this Warrant shall execute such documents and make such representations, warranties and

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agreements as may be required to comply with the exemptions relied upon by the Company for the issuance of the Warrant Units.

(b)          Transfer. Subject to the provisions of Section 7 hereof, this Warrant is transferable by the Holder to associated persons of the Agent, provided such persons are accredited investors or are sophisticated, experienced securities industry professionals. Each successive Holder of this Warrant, or of any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein.

3.          Exchange and Replacement. Subject to Sections 2 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its principal office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Units purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Units (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if the Agent shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 3. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement.

4.          Covenants of the Company. The Company covenants and agrees that all Warrant Units will, upon issuance, be duly authorized and issued, fully paid, non-assessable, and free from all taxes, liens, and charges with respect to the issue thereof except for all taxes, liens and charges imposed by the Holder. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant a sufficient number of Common Units to provide for the exercise of the rights represented by this Warrant.

5.          Anti-dilution Adjustments. The provisions of this Warrant are subject to adjustment as follows:

(a)          Subdivision or Combination of Warrant Units. If the Company at any time subdivides or combines the outstanding Common Units, the Warrant Exercise Price shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportion as the Common Units are subdivided or combined, effective automatically as of the date the Company shall take a record of the holders of its Common Units for the purpose of the subdivision or combination (or if no such record is taken, as of the effectiveness of the subdivision or combination).

(b)          Distributions in Common Units. If the Company at any time makes a distribution to holders of Common Units payable in Common Units, or fixes a record date for the determination of holders of Common Units entitled to receive a distribution payable in Common

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Units, the Warrant Exercise Price shall be decreased by multiplying it by a fraction, (A) the numerator of which shall be the total number of Common Units outstanding immediately prior to such distribution, and (B) the denominator of which shall be the total number of Common Units outstanding immediately after such distribution (plus, if the Company paid cash instead of fractional Units of Membership Interest otherwise issuable in such distribution, the number of additional Common Units which would have been outstanding had the Company issued fractional Units instead of cash), effective automatically as of the date the Company shall take a record of the holders of its Common Units for the purpose of receiving such distribution (or if no such record is taken, as of the effectiveness of such distribution).

(c)          Reclassification, Consolidation or Merger. If (1) at any time, as a result of (A) a capital reorganization or reclassification (other than a subdivision, combination or distribution which gives rise to adjustment of the Warrant Exercise Price pursuant to Section 5(a) or Section 5(b) above); or (B) a merger or consolidation of the Company with another corporation, partnership, limited liability company or other entity (whether or not the Company is the surviving entity), the class or series of Membership Interests issuable upon the exercise of this Warrant shall be changed into or exchanged for the same or a different number of Units of any class or classes of Membership Interest in the Company or any class or classes of stock or other equity interest in any other corporation, partnership, limited liability company or other entity, or other securities convertible into such stock or equity interests, then (2) as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of this Warrant so that (y) the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the kind and amount of Membership Interests, shares of stock, other equity interests, other securities, money and property which the Holder would have received at the time of such capital reorganization, reclassification, merger or consolidation, if the Holder had exercised its right under this Warrant to purchase Warrant Units immediately prior to such capital reorganization, reclassification, merger or consolidation, and (z) this Warrant shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments heretofore provided in this Section 5. The provision of this Section 5(c) shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

(d)          Liquidating Distributions, etc. If the Company, at any time while this Warrant is outstanding, shall make a distribution of its assets to the holders of its Common Units as a distribution in liquidation or partial liquidation or by way of return of capital, the Holder shall, upon exercise of the Holder’s rights hereunder and payment of the Warrant Exercise Price, both in accordance with Section 2(a) hereof, be entitled to receive, in addition to the number of Warrant Units receivable upon such exercise, the assets that would have been payable to the Holder as owner of that number of Warrant Units had the Holder been a holder of record of such Warrant Units on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution in accordance with the plan for such distribution.

(e)          Other Action Affecting Units. If at any time the Company takes any action affecting its Units of Membership Interest, other than an action described in any of Sections 5(a) through 5(d) above which, in the opinion of the Company’s Board of Governors, would have an adverse effect upon the rights of the Holder to purchase Warrant Units, then the Warrant Exercise Price or the kind or amount of securities issuable upon the exercise of this

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Warrant, or both, shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

(f)          Adjustment of Number of Warrant Units. Upon each adjustment to the Warrant Exercise Price pursuant to Section 5(a) or Section 5(b) above, the number of Warrant Units purchasable hereunder shall be adjusted (including any fractions of such Warrant Units) by multiplying such number by a fraction, the numerator of which shall be the Warrant Exercise Price immediately prior to such adjustment and the denominator of which shall be the Warrant Exercise Price immediately thereafter.

(g)          Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under this Section 5, the Company shall mail to the Warrant Holder, at least fifteen (15) days prior to the record date with respect to such event or, if no record date shall be established, at least fifteen (15) days prior to such event, a notice specifying (i) the nature of the contemplated event, (ii) the date on which any such record is to be taken for the purpose of such event, (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record of Units of Membership Interest (or other securities) shall be entitled to exchange their Units of Membership Interest (or other securities) for securities or other property deliverable in connection with such event.

(h)          Notice of Adjustments. Whenever the Warrant Exercise Price or the kind or amount of securities issuable upon the exercise of this Warrant, or both, shall be adjusted pursuant to this Section 5, the Company shall prepare a written notice of such adjustments, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Exercise Price and the kind and amount of securities issuable upon the exercise of this Warrant after giving effect to such adjustment, and shall mail such notice (by first class mail postage prepaid) to the Holder promptly after each adjustment.

6.          Rights and Obligations as a Member of the Company.

(a)          Member Control Agreement. The Warrant Units issuable upon exercise of this Warrant will be subject to the terms and conditions of the Member Control Agreement. Upon exercise of this Warrant, the Holder agrees to become a party to the Member Control Agreement and be bound by the terms and conditions of the Member Control Agreement. The transfer of the Warrant Units issued upon exercise of this Warrant is subject to certain restrictions set forth in Article 14 of the Member Control Agreement.

(b)          No Rights or Obligations as Member. Nothing contained in this Warrant shall be construed as imposing any obligation on the Holder to purchase any securities of the Company, or as conferring upon the Holder any voting rights or other rights as a Member of the Company or as imposing on the Holder any obligations as a Member of the Company, until this Warrant is actually exercised.

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7.          Notice of Transfer of Warrant or Resale of the Warrant Units.

(a)          Subject to the restrictions on sale, assignment, hypothecation, or other transfer set forth in Section 2(a)(ii) hereof or Article 14 of the Member Control Agreement, the Holder, by acceptance of this Warrant, agrees to give written notice to the Company, before transferring this Warrant or any Warrant Units, of such Holder’s intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Units received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Units respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended, and applicable state securities laws; and provided further that the Holder and prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Units.

(b)          If in the opinion of Company’s counsel the proposed transfer or disposition of this Warrant or any Warrant Units described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of such transfer or disposition under applicable securities laws, the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such transfer or disposition to such activities as, in the opinion of such counsel, are permitted by law.

8.          Legends. The certificates representing any Warrant Units issued upon exercise of this Warrant shall bear legends containing substantially the following language:

“The Membership Units represented by this Certificate have been issued without registration under the Securities Act of 1933, and no transfer of them will be made by the Company unless done pursuant to an effective registration statement under the Securities Act of 1933, as amended, and under appropriate state laws, or there is presented to the Company an opinion of counsel satisfactory to it to the effect that such registration is not required.

“The sale, pledge, hypothecation or transfer of the Membership Units represented by this Certificate is subject to restrictions set forth in an Amended and Restated Member Control Agreement among the Company and its Members dated February 27, 2014, as amended from time to time.”

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9.          Miscellaneous.

(a)          The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. This Warrant shall be interpreted under the laws of the State of Minnesota.

(b)          All Common Units or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and non-assessable, and the Company will pay all taxes due and payable by the issuer in respect of the issuance thereof.

(c)          Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, Celcuity LLC has caused this Warrant to be signed by its duly authorized officer as of the Warrant Issue Date set forth above.

CELCUITY LLC

By:
Brian F. Sullivan
Its:	Chief Executive Officer

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NOTICE OF EXERCISE OF WARRANT

To be signed by the registered Holder in order to exercise the Warrant

TO:	CELCUITY LLC

The undersigned Holder hereby irrevocably elects to exercise the attached Warrant to purchase for cash __________________ of the Warrant Units issuable upon the exercise of such Warrant, and requests that certificates for such Warrant Units (together with a new Warrant to purchase the number of Warrant Units, if any, with respect to which this Warrant is not exercised) be issued in the name of the following person:

Name in which Units shall be registered
(please print)

Social security or tax identification number

Address:

Dated: ______________________
Signature of Holder*

Name of Holder (please print)

Title of signatory (if signing for an entity)

*	The signature on this Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

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ASSIGNMENT FORM

To be signed only upon authorized transfer of Warrants.

TO:	CELCUITY LLC

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ________________________________________________________________ the right to purchase the securities of Celcuity LLC to which the within Warrant relates and appoints ____________________________________________ as attorney-in-fact, with full power of substitution in the premises, to transfer said right on the books of Celcuity LLC.

Dated: ______________________
Signature of Holder*

Name of Holder (please print)

Title of signatory (if signing for an entity)

Address of transferee:

*	The signature on this Assignment Form must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

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